EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Microsemi Corporation
Aliso Viejo, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-62561 and 333-34846) and Form S-8 (Nos. 333-195568, 333-192678, 333-175608, 333-171135, 333-166701, 333-150529, 333-140071, 333-135678, 333-129283, 333-82556, 333-35526, 333-24045, 033-62563, 033-63395 and 333-204035) of Microsemi Corporation of our report dated December 4, 2014, relating to the consolidated financial statements and financial statement schedule of Vitesse Semiconductor Corporation, which appears in this Form 8-K/A.

/s/ BDO USA, LLP
Los Angeles, California
June 25, 2015